Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 22, 1998, except with respect to the matter discussed in Note 17, as to which the date is February 26, 1998, included in Halliburton Company's Form 10-K/A for the year ended December 31, 1997.


                                       ARTHUR ANDERSEN LLP



Dallas, Texas
June 1, 1998